UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2007

INTEGRATED SURGICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1433 N. Market Blvd., Suite 1, Sacramento, California	95834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 285-9943

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ramesh C. Trivedi resigned as President, Chief Executive Officer, Director and Chairman of the Board of Directors of the Registrant.

On July 18, 2007, Peter B. Mills, 52, was appointed Chief Executive Officer and President of the registrant. Mr. Mills will continue as a director of the Registrant.

Mr. Mills was appointed to serve as a Director of the Company in September 2006. Mr. Mills also serves as Vice President of Sales at Speck Design, a leading product design firm with offices in Palo Alto, California and Shanghai, China. He has spent 15 years selling sophisticated industrial robotics and automation systems with Adept Technology, the leading U.S. manufacturer of industrial robots, and Hewlett-Packard Company. He has also served as the Vice President of Sales at Softchain, an enterprise supply chain software company acquired in 2001. Mr. Mills has significant experience with respect to the design and manufacturing needs of a variety of industries including medical devices, disk drives, consumer products, food packaging, printers, computers and networking, and semiconductor equipment. He has extensive international business experience in Japan, Singapore, and Korea. Mr. Mills earned an MBA from Harvard Business School and a B.A. in engineering, cum laude, from Dartmouth College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Surgical Systems, Inc.
(Registrant)

Dated: July 19, 2007	By:	___________________
Name: Peter B. Mills
Title: Chief Executive Officer